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                                 UNITED STATES

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)  December 20, 2000
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                                Stamps.com Inc.
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            (Exact name of registrant as specified in its charter)

          Delaware                   000-26427              77-0454966
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(State or other jurisdiction         (Commission          (IRS Employer
      of incorporation)              File Number)      Identification No.)


3420 Ocean Park Boulevard, Suite 1040, Santa Monica, California      90405
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       (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code     (310) 581-7200
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         (Former name or former address, if changed since last report)
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Item 5.  Other Events.

Resignation of John M. Payne as Director of Stamps.com and EncrypTix

         On December 27, 2000, the Company announced that John M. Payne had resigned from the Company's board of directors. At this time, the Company does not intend to fill the vacancy created by Mr. Payne's resignation. In addition, Mr. Payne will no longer serve as Chairman or on the board of directors of EncrypTix, Inc., the Company's majority-owned subsidiary. Jeffrey Brown, a current director of Stamps.com, will replace Mr. Payne on the board of EncrypTix. In addition, Bruce Coleman, the Company's Chief Executive Officer and a director, has been selected by the Company's board to fill the vacancy on the EncrypTix board left by John La Valle, the Company's former chief financial officer.

         The press release announcing Mr. Payne's resignation is attached as
Exhibit 99.1 to this current report.

Separation Agreement with John M. Payne

         On December 20, 2000, the Company and Mr. Payne entered into a separation agreement to document the terms of his resignation as Chairman and Chief Executive Officer and his leaving the boards of Stamps.com and EncrypTix. The separation agreement contains customary releases and non-disparagement terms and entitles Mr. Payne to nine months of continued salary and health benefits from October 11, 2000, the date Mr. Payne stepped down as Chairman and CEO of the Company.

         Under the terms of separation, Mr. Payne will remain a consultant to the Company until June 30, 2001 and will continue to vest in his restricted stock at a rate of 31,250 shares per month until June 30, 2001; provided that Mr. Payne is not in breach of the terms of his separation. The continued vesting is in accordance with the terms of Mr. Payne's previous vesting agreement with the Company. At the end of the consulting arrangement, the Company plans to repurchase any unvested shares of Mr. Payne's restricted stock at the original purchase price of $0.067 per share in accordance with the terms of his previous vesting agreement. Assuming that Mr. Payne completes the full term of the consulting arrangement, he will have vested in 1,156,250 of the original 1,500,000 restricted shares purchased by him in October 1998 and the Company will repurchase a total of 343,750 shares for an aggregate repurchase price of $23,031.25. Overall, after factoring in the purchase and sale of shares by Mr. Payne as described below, Mr. Payne will own a total of 1,143,854 shares of the Company's common stock if he continues to vest through June 30, 2001.

         The terms of separation also require that Mr. Payne execute a promissory note and security agreement in connection with the Company's agreement to pay off and assume the balance of Mr. Payne's margin loan as described below.

Margin Loan Transaction with John M. Payne

         In February 2000, Mr. Payne purchased 187,000 shares of the Company's common stock on the open market for an aggregate purchase price of approximately $6.0 million. Mr. Payne purchased the shares on margin and the margin account was secured by a pledge of shares of the Company's common stock held by Mr. Payne. As of November 30, 2000, Mr. Payne beneficially owned a total of 1,487,604 shares of the Company's common stock, of which approximately 593,750 shares as of November 30, 2000 were subject to a right of repurchase in favor of the Company. As indicated in the description of Mr. Payne's consulting arrangement above, Mr. Payne is expected to own 1,143,854 shares of our common stock if he continues to vest in his restricted shares through June 30, 2001 and we repurchase shares subject to our right of repurchase.

         In April 2000, we agreed to guarantee Mr. Payne's margin account in the event the value of the shares pledged was insufficient collateral to secure the indebtedness outstanding under the margin account. Our guarantee was in the form of a single-purpose line of credit secured by all of Mr. Payne's assets. In addition, the Company entered into a loan repayment agreement with Mr. Payne and the brokerage firm where he maintained his margin account. Under the terms of that agreement, the Company agreed to guarantee Mr. Payne's margin account. In August 2000, the board of directors amended the loan repayment agreement to require Mr. Payne to sell 100,000 shares per calendar quarter until such time that the loan was repaid. In August and November 2000, Mr. Payne sold an aggregate of 200,000 shares of the Company's stock in accordance with that agreement.

         On November 30, 2000, the Company agreed at the request of the brokerage firm to repay all amounts owing under the margin account, which amount was approximately $6.5 million. The margin account consisted of the purchase price of the 187,000 shares, accrued interest on the purchase price and other fees and indebtedness incurred by Mr. Payne.

         Mr. Payne is now indebted to the Company for the amount paid by the Company to the brokerage firm and has provided the Company a promissory note that accrues interest at the prime rate. The note is due and payable on June 30, 2001; however, it will accelerate upon any change in control of the Company or in the event Mr. Payne breaches any of the terms of his separation from the Company. The promissory note amount also includes the original purchase price ($99,000) plus accrued interest thereon for the 1,500,000 restricted shares Mr. Payne purchased in October 1998 when he originally joined the Company. Under the terms of the new note, there is no longer any requirement for Mr. Payne to sell shares on a quarterly basis. The note loan is secured by all shares of the Company and EncrypTix held by Mr. Payne, as well as all of Mr. Payne's deposit accounts. If this collateral is insufficient to pay amounts due under the note, the Company will have full recourse against Mr. Payne for the payment of the balance due.
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         The relevant documents for all of the above separation and margin loan transactions are attached as Exhibits 10.50 through 10.54 to this current report.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits.
          10.50 Letter Agreement, dated as of December 20, 2000, by and between the Registrant and John M. Payne.
          10.51 Consulting Services Agreement, dated as of December 20, 2000, by and between the Registrant and John M. Payne.
          10.52 Confidential Information and Invention Assignment Agreement, dated as of December 20, 2000, by and between the Registrant and John M. Payne.
          10.53 Security Agreement, dated as of November 30, 2000, by and between the Registrant and John M. Payne.
          10.54 Note Secured by Security Agreement, dated as of November 30,
                2000, made by John M. Payne in favor of the Registrant.
          99.1  Press Release issued by the Registrant on December 27, 2000.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                  Stamps.com Inc.
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                                                   (Registrant)

        December 28, 2000                   /s/     Michael A. Zuercher
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              Date                                  (Signature)


                                                    Michael A. Zuercher,
                                                    Secretary